                                 EXHIBIT E.(XXI)
                             AMENDMENT NUMBER 18 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), THE HARTFORD DIVERSIFIED INTERNATIONAL FUND (the "Fund") is hereby included as a new Fund, to which all provisions in the Agreement shall apply.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of June 30, 2008.

                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Manager, Senior Vice
                                               President/Business Line Principal


                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Vice President

HMF, Inc.